Second Quarter 2022 Earnings Call July 22, 2022 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the Covid-19 pandemic and its impact on general economic and financial market conditions and on the Company’s customer’s business, results of operations, asset quality and financial condition; (III) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (IV) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (V) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (VI) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VII) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VIII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (IX) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (X) the availability of and access to capital; (XI) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals, and/or other negative affects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the Covid-19 pandemic; and (XII) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.   NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

Executing on strategic objectives Enhance profitability and earnings consistency Accelerate organic growth Maintain sound risk management Execute disciplined capital allocation Delivering high performance Earnings per share of $0.45 with minimal contribution from Specialty Banking businesses PTPPA and ROAA of 1.70% and 1.28%, respectively ROATE of 12.74%, despite ~200 basis points of excess capital Proactively managing risk Record low past due ratio of 0.12% Modestly asset sensitive balance sheet Deploying capital in a disciplined manner Investments in loan capabilities produced 19.8% average and 16.9% EOP annualized loan growth (excluding PPP and the $106.9MM transfer of Tri-Net loans to held for investment). Paid $0.10 per share dividend, an increase from the prior quarter of $0.06. Repurchased 261,900 shares during the quarter; 299,206 shares through June 30, 2022 Announced Asheville and Chattanooga expansion 2Q22 Highlights

Asheville and Chattanooga Expansion

TARGET Chattanooga Knoxville Pretax Preprovision Breakeven 9 months 5 months 7 months Pretax Preprovision Earnback 18 months 7 months 12 months Net Income Breakeven 15 months NA 18 months Net Income Earnback 30 months NA 22 months IRR 30 months NA NA De Novo Lift Out Experience

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items. (2) Source S&P Capital IQ: Market data as of 12/31/2019 CapStar – 2019 Snapshot TENNESSEE Nashville PROFILE Total Assets (EOP) $2,037MM Number of Employees 289 Number of Locations 13 KEY PERFORMANCE INDICATORS(1) Efficiency Ratio 64.49% ROA 1.21% EPS $1.31 MARKET DATA(2) Price Per Share $16.65 Market Cap $306MM Institutional Ownership 35.0% 2019 Snapshot

Financial data as of or for the quarter ended June 30, 2022 (1) 2022 EPS of 2Q22 EPS $0.45 Annualized (2) Source S&P Capital IQ: Market data as of 7/20/2022 CapStar – 2022 Snapshot NORTH CAROLINA TENNESSEE Asheville Knoxville Chattanooga Nashville PROFILE Total Assets (EOP) $3,097MM Number of Employees 391 Number of Locations 24 KEY PERFORMANCE INDICATORS Efficiency Ratio 56.32% ROA 1.28% EPS Annualized(1) $1.80 MARKET DATA(2) Price Per Share $20.67 Market Cap $456MM Institutional Ownership 44.5% 2022 Snapshot

CNBC: America’s Top States for Business 2022 Source: www.cnbc.com; America’s Top States for Business 2022: The full rankings (July 13, 2022) North Carolina and Tennessee ranked #1 and #6 overall North Carolina and Tennessee ranked #1 and #2 in Economy

Asheville Expansion Led by one Commercial Relationship Manager, hired to grow and serve Asheville customers Strategically: Consistent with our message of investing excess capital in local market, core banking With Chattanooga and Knoxville, demonstrates quality high-quality lift-out experience Low risk vs acquisitions Diversifies CapStar’s markets and revenues Twelve community banks have been acquired since 2008 Commercial customers now frequently served from Charlotte Western North Carolina

Founded in 1784 and dubbed The Land of the Sky, Asheville is North Carolina’s fifth largest MSA in population size (~467,000) with total deposits of ~$10.8 bil. Cited by Forbes as one of the top 15 “Places for Business and Careers in the U.S.” in 2021. Ranked fourth in Realtor.com’s nationwide analysis of the “Top 10 Cities Job Seekers are Now Flocking To.” Named fifth among top 100 in “America’s Best Small Cities” listing by bestcities.org. Recognized by U.S. News and World Report as one of the Top 50 Best Places to Live in 2021 based on affordability, job prospects and desirability. Rated #19 Best Place to Live by livability.com in 2021. Ranked as one of the nation’s Fastest Growing Tech Hubs (7th in the U.S. and 1st in the state of NC) by LinkedIn. Driven by steady population growth, healthcare, manufacturing and tourism, Asheville boasts a $17 bil economy - one of the fastest growing in the U.S. Situated within of the nation’s epicenters for higher education, 57% of Asheville’s population (age 25+) has an associate’s degree or higher (compared to 39% in the U.S.). Asheville MSA Highlights Notable companies operating in Asheville MSA Sources: www.forbes.com; www.ventureasheville.com; www.citizen-times.com; www.liveability.com; www.wlos.com; www.bestcities.org; Asheville Area Chamber of Commerce; FDIC Deposit Market Share Report (June 30, 2021)

Chattanooga Expansion Following 4Q21 successful entry into Chattanooga, added five additional relationship managers to our existing five financial professionals to grow and serve Chattanooga customers Strategically: Consistent with our message of investing excess capital in local market, core banking With Knoxville, demonstrates quality high-quality lift-out experience Low risk vs acquisitions Diversifies CapStar’s markets and revenues Complimentary to Athens Federal and Knoxville investments Provides strong in-state loan potential for current excess liquidity Results: $188MM in loans; $13MM in deposits Former Athens Federal Markets Knoxville Chattanooga

Attractive Markets 2022 - 2027 Projected Population Growth Total Deposits in Market 1 Charlotte, NC $314.9 bil 2 Atlanta, GA $271.1 bil 3 Richmond, VA $127.3 bil 4 Nashville, TN $89.1 bil 5 Birmingham, AL $54.5 bil 6 Memphis, TN $40.8 bil 7 Louisville, KY $39.1 bil 8 Raleigh, NC $38.9 bil 9 Virginia Beach, VA $31.5 bil 10 Columbia, SC $26.7 bil 11 Knoxville, TN $23.8 bil 12 Greenville, SC $23.5 bil 13 Charleston, SC $20.4 bil 14 Greensboro, NC $17.1 bil 15 Chattanooga, TN $13.9 bil 16 Lexington, KY $13.4 bil 17 Huntsville, AL $11.5 bil 18 Asheville, NC $10.8 bil Sources: S&P Capital IQ, FDIC Deposit Market Share Report (June 30, 2021) Includes all MSAs located in AL, GA, KY, NC, SC, TN, and VA with 2021 population greater than 750,000; includes Asheville, NC, Chattanooga, TN and Lexington, KY Greensboro, NC Memphis, TN Louisville, KY Columbia, SC Virginia Beach, VA Asheville, NC USA Greenville, SC Lexington, KY Birmingham, AL Chattanooga, TN Richmond, VA Charlotte, NC Knoxville, TN Charleston, SC Raleigh, NC Atlanta, GA Nashville, TN Huntsville, AL

Chattanooga and Knoxville’s EPS net contribution in 2Q22 was approximately $0.01 Many variables will influence future results, including the potential for an economic slowdown and recession In a stable economic environment, we expect the range of incremental benefit to be approximately: 2H22 $0.03 2023 $0.15 2024 $0.25 2025 $0.35 Lift Out Potential Impact

3Q22 will include investment in Asheville and further investment in Chattanooga Many variables will influence future results, including the potential for an economic slowdown and recession In a stable economic environment, we expect the range of incremental benefit to be approximately: 2H22 ($0.03) 2023 ($0.01) 2024 $0.05 2025 $0.10 Lift Out Potential Impact

2Q22 Financial Results

Financial Results (Dollars in millions, except per share data) GAAP 2Q22 Favorable/(Unfavorable)   1Q22 2Q21 Net Interest Income $24.44 16% 6% Noninterest Income $5.88 -35% -41% Revenue $30.32 0% -8% Noninterest Expense $17.07 4% 11% Pre-tax Pre-provision Income $13.25 6% -4% Provision for Loan Losses $0.84 208% 179% Net Income $9.97 -7% -17% Diluted Earnings per Share $0.45 -6% -17%

Key Performance Indicators

(Dollars in millions, except for per share data)		2Q22	1Q22	2Q21
Profitability	Net Interest Margin[1]	3.41%	2.97%	3.26%
	Efficiency Ratio[2]	56.32%	58.67%	57.97%
	Pretax Preprovision Income / Assets[3]	1.70%	1.61%	1.80%
	Return on Average Assets	1.28%	1.37%	1.57%
	Return on Average Tangible Equity	12.74%	13.02%	15.63%
Growth	Total Assets (Avg)	$3,129	$3,153	$3,079
	Total Deposits (Avg)	$2,665	$2,705	$2,662
	Total Loans HFI (Avg) (Excl PPP)	$2,144	$1,988	$1,765
	Diluted Earnings per Share	$0.45	$0.48	$0.54
	Tangible Book Value per Share	$14.17	$14.49	$14.03
Soundness	Net Charge-Offs to Average Loans (Annualized)	0.00%	0.01%	0.01%
	Non-Performing Assets / Loans + OREO	0.11%	0.18%	0.22%
	Allowance for Loan Losses + Fair Value Mark / Loans Excl PPP	1.09%	1.16%	1.47%
	Common Equity Tier 1 Capital	12.87%	13.58%	13.78%
	Total Risk Based Capital	14.79%	15.60%	16.13%

(1) Calculated on a tax equivalent basis.
(2) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(3) Pre-tax Pre-provision ROA calculated as ROA excluding the effect of income tax expense and provision expense.

CAPSTAR FINANCIAL HOLDINGS, INC. 17

Net Interest Income / Margin(1) Calculated on a tax equivalent basis. Net interest income was $24.4MM, an increase of $3.3MM. Loan growth and interest rates drove the increase: Loan growth (HFI/HFS) favorably impacted NII $1.7MM Loan rate increases of $1.1MM; Investments rates of $0.2MM Increase of $0.5MM due to prior quarter deferred cost adjustment One additional day’s interest in the quarter of $0.2MM Decline in PPP interest and fees of $293K Deposit rate increases of $0.3MM NIM was 3.41% and increased 44 bps vs 1Q22 primarily related to redeploying excess liquidity into loans and market rate increases NII and NIM outlook Deposit pricing pressure has increased Strong loan pipeline and production provide opportunity for continued NII growth Loan pricing tailwind as competitor pricing responds to dramatic recent market rate increases. Positioned relatively neutral; NIM could benefit from further rate hikes; potential modest decline in a flattening yield curve scenario

Deposit Growth and Costs Deposit pricing pressure has risen as cumulative Fed rate hikes increase. Total average deposits declined $40.3MM during the quarter driven primarily by Correspondent bank activity as those banks deploy funds in loans and could be facing deposit outflows. Other deposits remained stable Total deposit cost was 0.23%, up 4 bps vs. 1Q22 Disciplined pricing of deposits as the Fed raises short-term rates, focused on optimizing profitability while remaining competitive through specials and new products to retain and attract core relationships.

Loan Growth and Yields



Total Loans (QTR Avg)
In millions
$2,200
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,939
$174
$1,885
$95
$1,790
$1,888
$42
$1,846
$2,002
$14
$1,988
$2,148
$3
$2,144
2Q21
3Q21
4Q21
1Q22
2Q22
Loans HFI (Excl PPP)
PPP Loans



Loan Yields
Excluding HFS
4.40%
4.20%
4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
4.43%
4.41%
4.47%
3.97%
4.25%
2Q21
3Q21
4Q21
1Q22
2Q22

- Total average HFI loan growth (excluding PPP and the Tri-Net transfer) of 19.8% and 16.9% EOP
  - Remaining PPP loans totaled $902K at 6/30/22
- 2Q22 production of $217MM (annualized $871MM) in HFI loans excluding the Tri-Net transfer
  - 2021 - $674MM
  - 2020 - $445MM
  - 2019 - $296MM
- Commercial loan pipeline exceeds $500MM
  - Strong contribution across all markets
- 2Q22 loan yield increased 28 bps vs. 1Q22
  - 22 bps due to loan coupon
  - 11 bps increase due to prior quarter deferred cost adjustment
  - Offset slightly by 4 bps decline due to PPP and 1 bp due to loan fees and purchase accounting accretion
  - Disciplined pricing with 2Q22 matched funding spread of ~1.70% at time of funding
    - originations lower than targeted spreads given lagged competitor response to market rates
    - spread lower than term sheet date due to market rate increases prior to close

CAPSTAR FINANCIAL HOLDINGS, INC. 20

Noninterest Income   Three Months Ended (Dollars in thousands) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 Noninterest Income  Deposit Service Charges $ 1,182 $ 1,142 $ 1,117 $ 1,187 $ 1,109 Interchange and Debit Transaction Fees 1,336 1,222 1,261 1,236 1,227 Mortgage Banking 1,705 1,966 2,740 4,693 3,910 Tri-Net (73) 2,171 3,996 1,939 1,536 Wealth Management 459 440 438 481 471 SBA Lending 273 222 279 911 377 Net Gain on Sale of Securities 0 0 8 7 (13) Other 994 1,926 1,295 1,197 1,266 Total Noninterest Income $ 5,876 $ 9,089 $ 11,134 $ 11,651 $ 9,883 Average Assets $ 3,128,864 $ 3,153,320 $ 3,159,308 $ 3,171,182 $ 3,078,748 Noninterest Income / Average Assets 0.75% 1.17% 1.40% 1.46% 1.29% Revenue $ 30,316 $ 30,229 $ 34,126 $ 34,615 $ 32,915 % of Revenue 19.38% 30.07% 32.63% 33.66% 30.03% Continued growth in core bank deposit service charges and interchange and debit transaction fees Mortgage revenue impacted by limited supply and increased rates Tri-Net fair value mark of $185K due to the adverse impact of rapidly rising interest rates Other income impacted by 1Q22 one-time BOLI income of $858K

History: Tri-Net generates interest and fee income by originating & selling high quality, homogeneous, fixed rate commercial real estate loans for properties on long term NNN leases to national tenants. Tri-Net began over 10 years ago at another institution and has generated more than $25 million of cumulative revenue with no credit losses since joining CapStar in 4Q16. Due to an average origination to sale cycle of 10 weeks, Tri-Net has never operated with an interest rate risk program nor been materially impacted by any rate cycle. Recent Events: The rapid 2022 increase in market rates reduced the value of Tri-Net’s funded loans and market conditions limited the demand for these loans. In Q2 $106.9 million of Tri-Net loans were transferred from held for sale to held for investment. Outlook: This week we have paused further originations. Approximately $100 million of additional loans are in process or loans held for sale that have a potential unrealized or realized loss. In combination with the recent reduction in demand, we are evaluating the market to sell these loans or placing them in loans held for investment which could possibly come with a realized or unrealized loss. We are pursuing hedging strategies to mitigate market risk in the future and will only restart originations when we see clear indications of market stabilization and liquidity normalization. Tri-Net Update

Noninterest Expense

(Dollars in thousands)	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Noninterest Expense					
Salaries and Employee Benefits	$ 9,209	$ 10,269	$ 10,549	$ 10,980	$ 10,803
Data Processing and Software	2,847	2,647	2,719	2,632	3,070
Occupancy	1,076	1,099	1,012	1,028	1,057
Equipment	783	709	867	760	980
Professional Services	506	679	521	469	460
Regulatory Fees	265	280	284	279	211
Acquisition Related Expenses	-	-	-	-	256
Amortization of Intangibles	430	446	461	477	493
Other	1,959	1,607	2,269	1,741	1,750
Total Noninterest Expense	**$ 17,075**	**$ 17,736**	**$ 18,682**	**$ 18,366**	**$ 19,080**
Efficiency Ratio	*56.32%*	*58.67%*	*54.74%*	*53.06%*	*57.97%*
Average Assets	*$ 3,128,864*	*$ 3,153,320*	*$ 3,159,308*	*$ 3,171,182*	*$ 3,078,748*
Noninterest Expense / Average Assets	*2.19%*	*2.28%*	*2.35%*	*2.30%*	*2.49%*
FTE	*391*	*397*	*397*	*392*	*383*
Operating Noninterest Expense[1]	**$ 17,075**	**$ 17,736**	**$ 18,682**	**$ 18,366**	**$ 18,824**
Operating Efficiency Ratio[1]	**56.32%**	**58.67%**	**54.74%**	**53.06%**	**57.19%**
Operating Noninterest Expense/Average Assets[1]	**2.19%**	**2.28%**	**2.35%**	**2.30%**	**2.45%**

- Strong expense discipline with adoption of productivity mindset across the organization
- Salaries and Benefits down $1.1MM from 1Q22 due to increased deferred costs of $260K for loan growth, 1Q22 severance and retirement expense of $385K, and lower Mortgage incentive accruals and benefits expense

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC.

23

Risk Management

Loan Portfolio Performance (1) Two consecutive quarters of record low past dues Past dues >90 days 0.02% Net charge-offs remained low and have averaged less than $81K over the last 8 quarters Two recent independent loan reviews with no non-pass downgrades Independent stress test in process

Allowance for Loan Losses Provision of $0.84MM for the quarter comprised of: $1MM provision assigned to loan growth $0.6MM reduction in qualitative pandemic assessment related primarily to upgrade of two credits in pandemic-sensitive segments $0.5MM additional qualitative reserve related to current economic environment Recovery of $0.2MM The Allowance for Loan Losses at 2Q22 of $21.7MM plus the $2.7MM fair value mark on acquired loans was 1.09% of non-PPP Loans As expected, given ongoing PPP loan forgiveness, PPP loans had no material Q2 impact on these ratios. (1) PPP Loan balances net of unearned fees as of 6/30/2022. (1)

Profitability & Capital Management

Capital Allocation Strategies Internal Investment Primary Focus – investing in our core business Seeking organic growth that meets or exceeds our cost of capital Knoxville, Chattanooga and Rutherford/Williamson markets current loan outstandings ~$542MM in 27 months Dividends Targeting 10-35% payout ratio Announced $0.10 dividend in 2Q22 Share Repurchase At times, our stock is our best investment $30MM authorization 299,206 shares purchased year-to-date through June 30, 2022 $23.9MM remaining M&A Must have strong strategic rationale Disciplined pricing 1 2 3 (1) (1) (1) (1) (1) Source: S&P Capital IQ, Peer Medians based on Selected Nationwide Major Exchange Banks and Thrifts with Assets $2.0 Billion - $6.5 Billion as of 1Q22. 4

Looking Forward

As of July 2022 Economy Increase in the Fed Funds rate over the next year with a flattening of the yield curve A potential for slower economic growth or recession Loan Growth Targeting low to mid double-digit growth with appropriate spreads to align with funding strategy Deposit Growth Continue to develop core deposit capabilities to provide an improved long-term funding base Introducing alternative funding sources such as brokered CD’s and wholesale funding Net Interest Income Strong loan pipeline and production provide opportunity for continued NII growth Loan pricing tailwind as competitors respond to dramatic recent market rate increases NII benefits modestly from parallel rate increases though declines modestly for a curve flattening scenario Provision Expense Continued low net charge-offs and stable credit trends though not immune to economic conditions Adoption of CECL 1/1/23 Non-Interest Income Anticipate Mortgage being breakeven to slightly positive the remainder of the year due to reduced demand and thinner spreads. Favorable long-term outlook given strong markets, strength of Mortgage team, and purchase money focus. Working through remaining Tri-Net volumes booked during the recent volatile rate period and have ceased production until we have observed market stabilization. Evaluating hedging strategies for future production. Quarterly SBA fees approximating 1H22 total going forward. Non-Interest Expense Bank-only expense of approximately $16-$16.5MM per quarter. Income Taxes Expected tax rate to remain at approximately 20% for 2022 Capital Progression toward targeted capital levels through loan growth, in-market and new market lift-outs, increased dividends, and share repurchases $16.3MM conservative - 2022 budget is $16.2 quarterly 2H22 Outlook

Investment Thesis Quality Management Team Strong operational and capital allocation experience Insiders own ~10% of the company Shareholder-friendly culture Catalyst for Improved Profitability and Growth Excess capital levels available to support balance sheet growth or share repurchases Opportunity to lever expenses from bankers added in 2021 and 2022 Specialty Banking businesses provided limited contribution in 2Q22 Repeatable Investment Opportunities Beneficiary of significant in-migration and growing number of dissatisfied large regional bank customers Lift-out opportunities of bankers who value an entrepreneurial culture and size where they make an impact M&A available to capitalize on continued consolidation Attractive Valuation Strong operating performance and franchise scarcity value Opportunity for superior shareholder returns through multiple expansion and earnings growth

Appendix: Other Financial Results and Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 TANGIBLE EQUITY Total Shareholders’ Equity $ 357,735 $ 368,917 $ 380,094 $ 370,328 $ 359,752 Less: Intangible Assets 46,883 47,313 47,759 48,220 48,697 Tangible Equity 310,852 321,604 332,335 322,108 311,055 TANGIBLE EQUITY TO TANGIBLE ASSETS Tangible Equity $ 310,852 $ 321,604 $ 332,335 $ 322,108 $ 311,055 Total Assets 3,096,537 3,190,749 3,133,046 3,112,127 3,212,390 Less: Intangible Assets 46,883 47,313 47,759 48,220 48,697 Tangible Assets 3,049,654 3,143,436 3,085,287 3,063,907 3,163,693 Tangible Equity to Tangible Assets 10.19% 10.23% 10.77% 10.51% 9.83% TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Equity $ 310,852 $ 321,604 $ 332,335 $ 322,108 $ 311,055 Shares of Common Stock Outstanding 21,934,554 22,195,071 22,166,129 22,165,760 22,165,547 Tangible Book Value Per Share, Reported $14.17 $14.49 $14.99 $14.53 $14.03 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 361,150 $ 380,039 $ 377,357 $ 367,807 $ 358,850 Less: Average Intangible Assets 47,160 47,604 48,054 48,527 49,012 Average Tangible Equity 313,990 332,435 329,303 319,280 309,838 Net Income 9,972 10,673 12,470 13,102 12,076 Return on Average Tangible Equity (ROATE) 12.74% 13.02% 15.02% 16.28% 15.63% Non-GAAP Financial Measures

Non-GAAP Financial Measures

(Dollars in thousands, except per share information)	Three Months Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	Twelve Months Ended December 31, 2019
OPERATING NET INCOME						
Net Income	$ 9,972	$ 10,673	$ 12,470	$ 13,102	$ 12,076	$ 22,422
Add: Merger Related Expense	-	-	-	-	256	2,654
Less: Income Tax Impact	-	-	-	-	(67)	(694)
Operating Net Income	9,972	10,673	12,470	13,102	12,265	24,382
OPERATING DILUTED NET INCOME PER SHARE						
Operating Net Income	$ 9,972	$ 10,673	$ 12,470	$ 13,102	$ 12,265	$ 24,382
Average Diluted Shares Outstanding	22,074,260	22,254,644	22,221,989	22,218,402	22,198,829	18,613,224
Operating Diluted Net Income per Share	$0.45	$0.48	$0.56	$0.59	$0.55	$1.31
OPERATING RETURN ON AVERAGE ASSETS (ROAA)						
Operating Net Income	$ 9,972	$ 10,673	$ 12,470	$ 13,102	$ 12,265	$ 24,382
Total Average Assets	3,128,864	3,153,320	3,159,308	3,171,182	3,078,748	2,007,327
Operating Return on Average Assets (ROAA)	1.28%	1.37%	1.57%	1.64%	1.60%	1.21%

Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 35

Non-GAAP Financial Measures

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share information)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	December 31, 2019
OPERATING NONINTEREST EXPENSE						
Noninterest Expense	$ 17,075	$ 17,736	$ 18,682	$ 18,366	$ 19,080	$ 61,995
Less: Merger Related Expense	-	-	-	-	(256)	(2,654)
Operating Noninterest Expense	17,075	17,736	18,682	18,366	18,824	59,341
OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS						
Operating Noninterest Expense	$ 17,075	$ 17,736	$ 18,682	$ 18,366	$ 18,824	$ 59,341
Total Average Assets	3,128,864	3,153,320	3,159,308	3,171,182	3,078,748	2,007,327
Operating Noninterest Expense / Average Assets	2.19%	2.28%	2.35%	2.30%	2.45%	2.96%
OPERATING EFFICIENCY RATIO						
Operating Noninterest Expense	$ 17,075	$ 17,736	$ 18,682	$ 18,366	$ 18,824	$ 59,341
Net Interest Income	24,440	21,140	22,992	22,964	23,032	67,748
Noninterest Income	5,876	9,089	11,134	11,651	9,883	24,274
Total Revenues	30,316	30,229	34,126	34,615	32,915	92,022
Operating Efficiency Ratio	56.32%	58.67%	54.74%	53.06%	57.19%	64.49%

Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 36

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Mike Fowler Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7404 Email: mike.fowler@capstarbank.com Corporate Headquarters